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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on August     , 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2013874 (I.R.S. employer identification no.)

12061 Bluemont Way
Reston, VA 20190
(703) 810-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert S. Lavet, Esq.
Senior Vice President and General Counsel
SLM Corporation
12061 Bluemont Way
Reston, VA 20190
(703) 810-3000
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Diana de Brito, Esq.
Cadwalader, Wickersham & Taft LLP
1201 F Street, N.W.
Washington D.C. 20004
(202) 862-2200

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  / /

        If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  /x/

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Debt Securities (3), Common Stock, $0.20 par value per share (4), Preferred Stock, $0.20 par value per share and Warrants	$1,000,000(5)(6)(7)	$117.70

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)
The Debt Securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities or any combination thereof, as more fully described herein.
(4)
Common Stock is registered primarily for the purpose of allowing flexibility to make sales of Common Stock in connection with the settlement of privately negotiated equity forward contracts. Common Stock may also be issued upon conversion, exercise or exchange of any Debt Securities, Preferred Stock or Warrants.
(5)
No separate consideration will be received for Debt Securities, Common Stock or Preferred Stock that are issued upon the conversion of Debt Securities or Preferred Stock.
(6)
In U.S. Dollars or the equivalent thereof in one or more foreign currencies or composite currencies.
(7)
Also includes such additional principal amount as may be necessary such that, if Debt Securities are issued with an original issue discount, the aggregate initial offering price of all Debt Securities will equal $1,000,000 less the dollar amount of other securities previously issued.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

SLM CORPORATION

$1,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants

• This prospectus provides you with a general description of the securities we may offer. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

• We are registering shares of our common stock primarily to preserve our flexibility to deliver or sell shares of our common stock in connection with the settlement of privately negotiated equity forward purchase contracts. We also may issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants. Our common stock is listed on the New York Stock Exchange under the symbol "SLM."

Obligations of SLM Corporation and its subsidiaries are not guaranteed by the full faith and credit of the United States of America. Neither SLM Corporation nor any of its subsidiaries is a government-sponsored enterprise or an instrumentality of the United States of America.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                         , 2005

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities, preferred stock and warrants in one or more offerings up to a total dollar amount of $1,000,000. We may sell these securities either separately or in units. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above, and we may sell or deliver our common stock in connection with the settlement of privately negotiated equity forward or equity option transactions we have entered into or may enter into from time to time.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities we may offer under this prospectus. You can read that registration statement at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's Public Reference Room (located at 450 Fifth Street, N.W., Washington, D.C. 20549). Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains a site on the World Wide Web at http://www.sec.gov. This site contains reports, proxy and information statements and other information about registrants that file electronically with the SEC. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc. (located at 20 Broad Street, New York, New York 10005) or at our web site at http://www.salliemae.com.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. This registration statement contains additional information about us and our securities. You can inspect the registration statement and exhibits without charge at the SEC's Public Reference Room, and you may obtain copies from the SEC at prescribed rates.

        The SEC permits us to "incorporate by reference" the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2004, which we filed on March 16, 2005;

  •
  our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005, which we filed on May 9, 2005;

  •
  the description of our common stock in our Form 8-A, which we filed on August 7, 1997 and amended on July 27, 1999, and any amendments or reports filed for the purpose of updating this description;

  •
  the description of our currently outstanding Series A preferred stock in our Form 8-A, which we filed on November 10, 1999;

  •
  the description of our currently outstanding Series B preferred stock in our Form 8-A, which we filed on June 9, 2005;

  •
  our current reports on Form 8-K, which we filed on January 4, 2005, January 11, 2005, January 28, 2005, February 2, 2005, March 4, 2005, March 23, 2005, May 2, 2005, May 25, 2005, June 3, 2005, June 9, 2005, June 15, 2005 and July 25, 2005; and

  •
  all documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we sell all of the securities offered by this prospectus.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary
SLM Corporation
12061 Bluemont Way
Reston, VA 20190
(703) 810-3000

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

        You should understand that the following important factors could cause our results to differ materially from those expressed in forward-looking statements:

  •
  changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program or for non-FFELP loans or result in loans being originated or refinanced under non-FFELP programs or affect the terms upon which banks and others agree to sell FFELP loans to us;

  •
  changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could reduce demand for our products and services or increase our costs; and

  •
  changes in the general interest rate environment, in the capital markets or in the securitization markets for education loans, which could increase the costs or limit the availability of financings necessary to originate, purchase or carry education loans.

SLM CORPORATION

        SLM and its subsidiaries are the nation's leading private source of funding, delivery and servicing support for higher education loans for students and their parents. We are a holding company that operates through a number of subsidiaries. We were formed 32 years ago as the Student Loan Marketing Association, a federally chartered government-sponsored enterprise, with the goal of furthering access to higher education by acting as a secondary market for student loans. In 2004, we completed the historic privatization process that began in 1997 and resulted in the wind-down of the Student Loan Marketing Association. We completed the wind-down by defeasing the Student Loan Marketing Association's remaining debt obligations and dissolving its federal charter on December 29, 2004.

        We derive most of our income from interest earnings or "spread income" from its portfolio of student loans. As we have grown our business, fee income from loan and guarantee servicing and other operations such as debt collections has become an increasingly important source of earnings.

        Our principal executive offices are located at 12061 Bluemont Way, Reston, Virginia 20190, and our telephone number is (703) 810-3000.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the five years ended December 31, 2004 and the three month periods ended March 31, 2005 and March 31, 2004.

						Three Months ended
	Years ended December 31,					March 31,
	2000	2001	2002	2003	2004	2005	2004

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (1)	1.23	1.27	1.98	3.21	2.74	1.72	2.29
Ratio of Earnings to Fixed Charges (1)	1.23	1.27	2.00	3.24	2.76	1.72	2.30

(1)
For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized, plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.

SECURITIES WE MAY OFFER

        This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

        The types of securities that we may offer and sell from time to time by this prospectus are:

  •
  debt securities, which we may issue in one or more series;

  •
  preferred stock, which we may issue in one or more series;

  •
  common stock;

  •
  warrants entitling the holders to purchase common stock, preferred stock or debt securities;

  •
  warrants or other rights relating to foreign currency exchange rates; or

  •
  warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

        The aggregate initial offering price of all securities we sell will not exceed $1,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

ADDITIONAL INFORMATION

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of the underwriters or agents, if any, through or to which we will sell the securities;

  •
  the compensation, if any, of those underwriters or agents;

  •
  information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

  •
  any material United States federal income tax considerations that apply to the securities; and

  •
  any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

        This section discusses debt securities we may offer under this prospectus.

        We will issue debt securities under an indenture, dated as of October 1, 2000, between us and JPMorgan Chase Bank, N.A., formerly known as JPMorgan Chase Bank and The Chase Manhattan Bank, as trustee, as amended or supplemented from time to time. JPMorgan Chase Bank, National Association is located in New York, New York and is qualified to act as trustee under the Trust Indenture Act of 1939. The indenture permits there to be more than one trustee under the indenture with respect to different series of debt securities. The indenture is governed by the Trust Indenture Act.

        We may offer debt securities for an aggregate principal amount of up to $1,000,000 under this prospectus. From January 1, 2005 to June 30, 2005, we issued approximately $1,938,900,000 in aggregate principal amount of debt securities under the indenture.

        The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. The indenture and any applicable indenture supplement will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading "Where You Can Find More Information." References below to an "indenture" are references to the indenture and the applicable indenture supplement under which we issue a particular series of debt securities.

Terms of the Debt Securities

        Our debt securities will be unsecured obligations of SLM Corporation. We may issue them in one or more series. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement with, for some offerings, a pricing supplement, for each series of debt securities that will describe:

  •
  the title of the debt securities and their CUSIP and ISIN numbers, as applicable;

  •
  any limit upon the aggregate principal amount of the series of debt securities;

  •
  the date or dates on which principal and premium, if any, of the debt securities will be payable;

  •
  if the debt securities will bear interest:

  • the interest rate on the debt securities or the method by which the interest rate may be determined;

  • the date from which interest will accrue;

  • the record and interest payment dates for the debt securities; and

  • any circumstances under which we may defer interest payments;

  •
  the place or places where:

  • we can make payments on the debt securities;

  • the debt securities can be surrendered for registration of transfer or exchange; and

  • notices and demands can be given to us relating to the debt securities and under the applicable indenture, and where notices to holders pursuant to the applicable indenture will be published;

  •
  any optional redemption provisions that would permit us or the holders of debt securities to elect to redeem the debt securities before their final maturity;

  •
  any conversion features;

  •
  any sinking fund provisions that would obligate us to redeem the debt securities;

  •
  whether any of the debt securities are to be issuable as registered securities, bearer securities or both, whether debt securities are to be issuable with or without coupons or both and, if issuable as bearer securities, the date as of which the bearer securities will be dated (if other than the date of original issuance of the first debt security of that series of like tenor and term to be issued);

  •
  whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities;

  •
  if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

  •
  the denominations in which the debt securities will be issued, if other than $1,000 or an integral multiple of $1,000 in the case of registered securities or $5,000 in the case of bearer securities;

  •
  the portion of the principal amount of debt securities payable upon a declaration of acceleration of maturity, if other than the full principal amount;

  •
  the currency or currencies in which the debt securities will be denominated and payable and, if a composite currency, any related special provisions;

  •
  any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any related provisions;

  •
  the manner in which principal, premium and interest on debt securities will be determined if they are determined with reference to an index based upon a currency or currencies other than that in which the debt securities are denominated or payable;

  •
  any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

  •
  whether the issue of debt securities may be "reopened" by offering additional securities with substantially the same terms;

  •
  any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

  •
  whether the provisions described below under the heading "Defeasance" apply to the debt securities;

  •
  the identity of the security registrar and paying agent for the debt securities if other than the applicable trustee;

  •
  any risk factors; and

  •
  any other terms of the debt securities.

Covenants Contained in Indenture

        The indenture does not restrict our ability to put liens on our interests in our subsidiaries, and it does not restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries.

        We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.

Consolidation, Merger or Sale

        The indenture generally permits us to consolidate with or merge into another entity. It also permits us to sell or transfer all or substantially all of our property and assets. These transactions are permitted if:

  •
  the resulting or acquiring entity, if it is not us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of obligations under the indenture; and

  •
  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel stating that the transactions comply with these conditions.

        If we consolidate with or merge into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default and Remedies

        An event of default with respect to any series of debt securities is defined in the indenture as being:

  •
  default for 30 days in payment of any installment of interest on any debt security of that series beyond any applicable grace period;

  •
  default in payment of the principal of or premium, if any, on any of the debt securities of that series when due;

  •
  default for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to that series; and

  •
  our bankruptcy, insolvency or reorganization.

        Additional events of default for your series of debt securities may be defined in a supplemental indenture for your securities.

        The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to a series of debt securities, if the trustee considers it in the interest of the holders of that series of debt securities to do so.

        The indenture provides that if any event of default (other than our bankruptcy, insolvency or reorganization) has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding, acting together as a single class, may declare the principal amount of and all accrued but unpaid interest on all the debt securities of that series to be due and payable immediately. If our bankruptcy, insolvency or reorganization causes an event of default, the principal amount of and all accrued but unpaid interest on all series of debt securities that are affected by the event of default will be immediately due and payable without any declaration or action by the trustee or the holders.

        The holders of a majority in principal amount of the debt securities of a series then outstanding that are affected by an event of default, acting as a single class, by written notice to the trustee and to us, may waive any past default, other than any event of default in payment of principal or interest or in respect of an indenture provision that may be amended only with the consent of the holder of each affected debt security. Holders of a majority in principal amount of debt securities of any series affected by an event of default that were entitled to declare the event of default may rescind and annul the declaration and its consequences if the recission will not conflict with any judgment or decree for payment of money due that has been obtained by the trustee.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture.

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities.

        When we use the term "eligible instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

  •
  direct obligations of the United States backed by the full faith and credit of the United States; or

  •
  any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

        In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series; but certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

        Defeasance of Covenants and Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit, we will not have to comply with any covenant we designate when we establish the series of debt securities.

        In the event of a covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

        If we exercise our option not to comply with any covenant and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default related to a covenant that is subject to defeasance, the amount of money and/or eligible instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. We would remain liable, however, for the balance of the payments.

Registration and Transfer

        Unless we indicate otherwise in the applicable prospectus supplement, we will issue debt securities only as registered securities without coupons. Debt securities that we issue as bearer securities will have interest coupons attached, unless we indicate otherwise in the applicable prospectus supplement.

        With respect to registered securities, we will keep or cause to be kept a register in which we will provide for the registration of registered securities and the registration of transfers of registered securities. We will appoint a "security registrar," and we may appoint any "co-security registrar," to keep the security register.

        Upon surrender for registration of transfer of any registered security of any series at our office or agency maintained for that purpose in a place of payment for that series, we will execute one or more new registered securities of that series in any authorized denominations, with the same aggregate principal amount and terms. At the option of the holder, a holder may exchange registered securities of any series for other registered securities of that series, or bearer securities (along with all necessary related coupons) of any series for registered securities of the same series. Registered securities will not be exchangeable for bearer securities in any event.

        We will agree in the indenture that we will maintain in each place of payment for any series of debt securities an office or agency where:

  •
  any debt securities of each series may be presented or surrendered for payment;

  •
  any registered securities of that series may be surrendered for registration of transfer;

  •
  debt securities of that series may be surrendered for exchange or conversion; and

  •
  notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

        We will not charge holders for any registration of transfer or exchange of debt securities. We may require holders to pay for any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges expressly provided in the indenture to be made at our own expense or without expense or without charge to the holders.

Global Securities

        We may issue debt securities of a series, in whole or in part, in the form of one or more global securities, registered in the name of Cede & Co., the nominee of The Depository Trust Company, New York, New York, unless the prospectus supplement or pricing supplement describes another depositary or states that no global securities will be issued. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole by:

  •
  DTC to its nominee;

  •
  DTC's nominee to the depositary or another nominee of the depositary; or

  •
  DTC or any nominee to a successor depositary or any nominee of that successor.

        Upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the principal amount of the securities represented by the global security to accounts of institutions that have accounts with DTC. Institutions that have accounts with DTC are referred to as "participants." The accounts to be credited will be designated by the agents, or by us if we sell the securities directly. Owners of beneficial interests in a global security that are not participants or persons that may hold through participants but desire to purchase, sell or otherwise transfer ownership of the securities by book-entry on the records of DTC may do so only through participants and persons that may hold through participants. Because DTC can only act on behalf of participants and persons that may hold through participants, the ability of an owner of a beneficial interest in a global security to pledge securities to persons or entities that do not participate in the book-entry and transfer system of DTC, or otherwise take actions in respect of the securities, may be limited. In addition, the laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair a purchaser's ability to transfer beneficial interests in a global security.

        So long as DTC, or its nominee, is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Generally, owners of beneficial interest in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders of the securities under the indenture.

        Principal and interest payments on securities registered in the name of DTC or its nominee will be made to DTC or its nominee as the registered owner of a global security. Neither we, the trustee, any paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that DTC, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of a global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name," and will be the responsibility of such participants. Owners of beneficial interests in a global security that hold through DTC under a book-entry format (as opposed to holding certificates directly) may experience some delay in the receipt of interest payments since DTC will forward payments to its participants, which in turn will forward them to persons that hold through participants.

        If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us or DTC within ninety days, we will issue securities in definitive registered form in exchange for a global security. In addition, either we or DTC may at any time, in our sole discretion, determine not to have the securities represented by a global security and, in that event, we will issue securities in definitive registered form in exchange for the global security. In either instance, an owner of a beneficial interest in a global security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law; a member of the Federal Reserve System; a "clearing corporation" within the meaning of the New York Uniform Commercial Code; a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, as amended; and a "banking organization" within the meaning of the New York Banking Law. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement of securities transactions among its participants, such as transfers and pledges in deposited securities, through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by several DTC participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodian relationship with a participant, whether directly or indirectly.

Payment and Paying Agents

        Unless we indicate otherwise in a prospectus supplement:

  •
  we will maintain an office or agency in each place of payment for any series of debt securities where debt securities of that series may be presented or surrendered for payment; we may also from time to time designate one or more other offices or agencies where debt securities of one or more series may be presented or surrendered for payment and may appoint one or more paying agents for the payment of debt securities, in one or more other cities, and may from time to time rescind these designations and appointments;

  •
  at our option, we may pay any interest by check mailed to the address of the person entitled to payment as that address appears in the applicable security register kept by us or by wire transfer; and

  •
  we will pay any installment of interest on registered securities to the person in whose name the debt security is registered at the close of business on the regular record date for that payment.

        The holder of any coupon relating to a bearer security will be entitled to receive the interest payable on that coupon upon presentation and surrender of the coupon on or after the interest payment date of the coupon. We will not make payment with respect to any bearer security at any of our offices or agencies in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Modification and Amendment

        Some of our rights and obligations and some of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. The following modifications and amendments, however, will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest;

  •
  a reduction in payments due on the debt securities;

  •
  a change in the place of payment or currency in which any payment on the debt securities is payable;

  •
  a limitation of a holder's right to sue us for the enforcement of payments due on the debt securities;

  •
  a change in the ranking or priority of any debt securities;

  •
  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or past defaults under the applicable indenture;

  •
  a reduction in the requirements contained in the applicable indenture for quorum or voting;

  •
  a limitation of a holder's right, if any, to repayment of debt securities at the holder's option; and

  •
  a modification of any of the foregoing requirements contained in the applicable indenture supplement.

Concerning the Trustee

        JPMorgan Chase Bank, National Association, the trustee, provides and may continue to provide various services to us in the ordinary course of its business. The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any claim as security or otherwise. The indenture permits the trustee to engage in other transactions; but if it acquires any conflicting interest, it must eliminate the conflict or resign.

        The indenture provides that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock is 1,125,000,000 shares of common stock, $.20 par value, and 20,000,000 shares of preferred stock, $.20 par value. As of June 30, 2005, 420,174,238 shares of our common stock and 7,300,000 shares of our preferred stock were outstanding.

Common Stock

        We are registering shares of our common stock primarily to preserve our flexibility to deliver or sell shares of our common stock in connection with the settlement of privately negotiated equity forward purchase contracts. We may also issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants or in connection with acquisitions.

        Our common stock is described in our registration statement on Form 8-A, which we filed with the SEC on August 7, 1997, as amended by our Form 8-A/A, which we filed with the SEC on July 27, 1999. These documents are incorporated by reference into this prospectus.

        We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in our Form 8-A, as amended, that will not apply to that common stock.

Preferred Stock

        We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. Our currently outstanding Series A preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on November 10, 1999. Our currently outstanding Series B preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on June 9, 2005. Each of these registration statements are incorporated by reference into this prospectus.

        We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

  •
  the title of the series of preferred stock;

  •
  any limit upon the number of shares of the series of preferred stock that may be issued;

  •
  the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

  •
  the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

  •
  the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

  •
  the voting rights, if any, of the holders of the preferred stock;

  •
  the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

  •
  the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

  •
  any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

  •
  any other material terms of the preferred stock.

        Any or all of these rights may be greater than the rights of the holders of common stock.

        Our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

  •
  consummating a merger;

  •
  reorganizing;

  •
  selling substantially all of our assets;

  •
  liquidating; or

  •
  engaging in other extraordinary corporate transactions without shareholder approval.

        Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

        We may issue:

  •
  warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities;

  •
  currency warrants, which are warrants or other rights relating to foreign currency exchange rates; or

  •
  index warrants, which are warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

        Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

        We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

  •
  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

  •
  in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

  •
  in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

  •
  in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

  •
  in the case of index warrants, the designation, aggregate principal amount, the procedures and conditions relating to the exercise of the index warrants, the date on which your right to exercise the index warrants commences and the date on which your right expires, the national securities exchange on which the index warrants will be listed, if any, and any other material terms of the index warrants;

  •
  in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

  •
  the period during which you may exercise the warrants;

  •
  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

  •
  the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

  •
  any other material terms of the warrants.

        Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

        We may sell any of the securities being offered by this prospectus separately or together:

  •
  through agents;

  •
  to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

  •
  through dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  in exchange for our outstanding indebtedness;

  •
  directly to purchasers, through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

        The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

        If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

        If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

        Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

        No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

        Robert S. Lavet, Esq., who is our Senior Vice President and General Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Mr. Lavet owns shares of our common stock and holds stock options and stock-based awards under our compensation and management incentive plans. Other of our lawyers may also own our common stock and hold similar stock options or awards. They may receive additional awards under these plans in the future.

        Certain legal matters will be passed upon for any underwriters or agents by Cadwalader, Wickersham & Taft LLP, Washington, DC. Cadwalader, Wickersham & Taft LLP represents us in other legal matters.

EXPERTS

        The consolidated financial statements as of and for the fiscal year ended December 31, 2004, 2003 and 2002 (other than the interim financial information contained in any Form 10-Q Report incorporated by reference in this prospectus) incorporated by reference into this prospectus and registration statement have been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report thereto, and are incorporated by reference herein in reliance upon the report of said firm given as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Registration Fee		$117.70
Printing Expenses	$		*
Legal Fees and Expenses	$		*
Accounting Fees and Expenses	$		*
Blue Sky Fees and Expenses	$		*
Trustee, Transfer Agent and Registrar Fees and Expenses	$		*
Rating Agency Fees and Expenses	$		*
Miscellaneous	$		*

Total	$		*

*
To be completed by amendment

Item 15. Indemnification of Officers and Directors

        Article VIII of SLM Corporation's By-Laws provides for indemnification of the officers and directors of SLM Corporation to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reason to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

        The directors and officers of SLM Corporation and its subsidiaries are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 16. Exhibits

        The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description of Document

***1.1	Form of Underwriting Agreement (Debt Securities)

**1.2	SLM Corporation Medium Term Notes, Series A, Amended and Restated Distribution Agreement, dated September 13, 2002, among the Company and the Agents thereto (incorporated by reference to the registrant's registration statement on Form S-3 (File No. 333-107132)
**1.3	Amended and Restated Selling Agent Agreement, dated as of January 5, 2005 among the Company and the agents party thereto (incorporated by reference to the registrant's current report on Form 8-K filed January 11, 2005 (File No. 1-13251))
**1.4	Standard Underwriting Provisions (Preferred Stock) (incorporated by reference to the registrant's current report on Form 8-K filed November 12, 1999 (File No. 1-13251))
***1.5	Standard Underwriting Provisions (Warrants)
**4.1	Indenture, dated as of October 1, 2000, between the Company and The Chase Manhattan Bank, now known as JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K dated October 5, 2000)
**4.2	Fourth Supplemental Indenture, dated as of January 16, 2003, between the registrant and Deutsche Bank Trust Company Americas (incorporated by reference to the registrant's current report on Form 8-K filed January 17, 2003 (File No. 1-13251))
**4.3	Amended Fourth Supplemental Indenture, dated as of December 17, 2004, between the Company and Deutsche Bank Trust Company Americas (incorporated by reference to the registrant's current report on Form 8-K filed January 5, 2005 (File No. 1-13251))
***4.4	Form of Warrant Agreement
***4.5	Amended and Restated Certificate of Incorporation of SLM Corporation
**4.6	Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the registrant's annual report on Form 10-K for the period ended December 31, 2004 (File No. 1-13251))
**4.7	Medium Term Note Master Note, Series A (incorporated by reference to the registrant's current report on Form 8-K filed November 7, 2001 (File No. 1-13251))
***4.8	Form of Fixed Rate Medium Term Note, Series A
***4.9	Form of CD Rate Floating Rate Medium Term Note, Series A
***4.10	Form of CMT Rate Floating Rate Medium Term Note, Series A
***4.11	Form of Commercial Paper Rate Floating Rate Medium Term Note, Series A
***4.12	Form of Federal Funds Rate Floating Rate Medium Term Note, Series A
***4.13	Form of LIBOR Floating Rate Medium Term Note, Series A
***4.14	Form of Prime Rate Floating Rate Medium Term Note, Series A
***4.15	Form of Treasury Bill Rate Floating Rate Medium Term Note, Series A
***4.16	Form of CPI-Linked Floating Rate Medium Term Note, Series A
***4.17	Medium Term Note Master Note, Series B (incorporated by reference to the registrant's current report on Form 8-K filed January 28, 2003 (File No. 1-13251))
***4.18	Form of Fixed Rate Medium Term Note, Series B
***4.19	Form of Floating Rate-Commercial Paper Rate Medium Term Note, Series B
***4.20	Form of Floating Rate-LIBOR Medium Term Note, Series B
***4.21	Form of Floating Rate-Prime Rate Medium Term Note, Series B
***4.22	Form of Floating Rate-Treasury Bill Rate Medium Term Note, Series B
**4.23	Officers' Certificate Establishing the Terms of the Medium Term Notes, Series B (incorporated by reference to the registrant's current report on Form 8-K filed January 28, 2003 (File No. 1-13251))

**4.24	Officers' Certificate Amending and Restating the Terms of the Medium Term Notes, Series B (incorporated by reference to the registrant's current report on Form 8-K filed January 11, 2005 (File No. 1-13251))
***5.1	Opinion of Robert S. Lavet, Esq.
*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
***23.1	Consent of Robert S. Lavet, Esq. (to be included in Exhibit 5.1)
***23.2	Consent of PricewaterhouseCoopers LLP
*24.1	Power of Attorney (included on the signature page to this registration statement)
***25.1	Statement of Eligibility of Trustee on Form T-1 of JPMorgan Chase Bank, National Association
***25.2	Statement of Eligibility of Trustee on Form T-1 of Deutsche Bank Trust Company Americas

*
Filed herewith.
**
Previously filed.
***
To be filed pursuant to an amendment.

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SLM Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Reston, Commonwealth of Virginia, on August 1, 2005.

SLM CORPORATION
/s/ THOMAS J. FITZPATRICK
By:	Thomas J. Fitzpatrick
Its:	Chief Executive Officer

        Each person whose signature appears below constitutes and appoints each of C.E. Andrews and Mary F. Eure and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effect amendments to such additional Registration Statement)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each atterney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALBERT L. LORD Albert L. Lord	Chairman of the Board of Directors	July 28, 2005
/s/ THOMAS J. FITZPATRICK Thomas J. Fitzpatrick	Chief Executive Officer and Director	August 1, 2005
/s/ C.E. ANDREWS C.E. Andrews	Executive Vice President, Accounting and Risk Management (principal accounting and financial officer)	July 28, 2005
/s/ CHARLES L. DALEY Charles L. Daley	Director	July 28, 2005

/s/ WILLIAM M. DIEFENDERFER III William M. Diefenderfer III	Director	July 28, 2005
/s/ DIANE SUITT GILLELAND Diane Suitt Gilleland	Director	July 28, 2005
/s/ EARL A. GOODE Earl A. Goode	Director	July 28, 2005
/s/ ANN TORRE BATES Ann Torre Bates	Director	July 28, 2005
/s/ RONALD F. HUNT Ronald F. Hunt	Director	July 28, 2005
/s/ BENJAMIN J. LAMBERT, III Benjamin J. Lambert, III	Director	July 28, 2005
/s/ BARRY A. MUNITZ Barry A. Munitz	Director	July 28, 2005
/s/ A. ALEXANDER PORTER, JR. A. Alexander Porter, Jr.	Director	July 28, 2005
/s/ WOLFGANG SCHOELLKOPF Wolfgang Schoellkopf	Director	July 28, 2005
/s/ STEVEN L. SHAPIRO Steven L. Shapiro	Director	July 28, 2005
/s/ BARRY L. WILLIAMS Barry L. Williams	Director	July 28, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document
***1.1	Form of Underwriting Agreement (Debt Securities)
**1.2	SLM Corporation Medium Term Notes, Series A, Amended and Restated Distribution Agreement, dated September 13, 2002, among the Company and the Agents thereto (incorporated by reference to the registrant's registration statement on Form S-3 (File No. 333-107132)
**1.3	Amended and Restated Selling Agent Agreement, dated as of January 5, 2005 among the Company and the agents party thereto (incorporated by reference to the registrant's current report on Form 8-K filed January 11, 2005 (File No. 1-13251))
**1.4	Standard Underwriting Provisions (Preferred Stock) (incorporated by reference to the registrant's current report on Form 8-K filed November 12, 1999 (File No. 1-13251))
***1.5	Standard Underwriting Provisions (Warrants)
**4.1	Indenture, dated as of October 1, 2000, between the Company and The Chase Manhattan Bank, now known as JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K dated October 5, 2000)
**4.2	Fourth Supplemental Indenture, dated as of January 16, 2003, between the registrant and Deutsche Bank Trust Company Americas (incorporated by reference to the registrant's current report on Form 8-K filed January 17, 2003 (File No. 1-13251))
**4.3	Amended Fourth Supplemental Indenture, dated as of December 17, 2004, between the Company and Deutsche Bank Trust Company Americas (incorporated by reference to the registrant's current report on Form 8-K filed January 5, 2005 (File No. 1-13251))
***4.4	Form of Warrant Agreement
***4.5	Amended and Restated Certificate of Incorporation of SLM Corporation
**4.6	Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the registrant's annual report on Form 10-K for the period ended December 31, 2004 (File No. 1-13251))
**4.7	Medium Term Note Master Note, Series A (incorporated by reference to the registrant's current report on Form 8-K filed November 7, 2001 (File No. 1-13251))
***4.8	Form of Fixed Rate Medium Term Note, Series A
***4.9	Form of CD Rate Floating Rate Medium Term Note, Series A
***4.10	Form of CMT Rate Floating Rate Medium Term Note, Series A
***4.11	Form of Commercial Paper Rate Floating Rate Medium Term Note, Series A
***4.12	Form of Federal Funds Rate Floating Rate Medium Term Note, Series A
***4.13	Form of LIBOR Floating Rate Medium Term Note, Series A
***4.14	Form of Prime Rate Floating Rate Medium Term Note, Series A
***4.15	Form of Treasury Bill Rate Floating Rate Medium Term Note, Series A
***4.16	Form of CPI-Linked Floating Rate Medium Term Note, Series A
***4.17	Medium Term Note Master Note, Series B (incorporated by reference to the registrant's current report on Form 8-K filed January 28, 2003 (File No. 1-13251))
***4.18	Form of Fixed Rate Medium Term Note, Series B
***4.19	Form of Floating Rate-Commercial Paper Rate Medium Term Note, Series B
***4.20	Form of Floating Rate-LIBOR Medium Term Note, Series B

***4.21	Form of Floating Rate-Prime Rate Medium Term Note, Series B
***4.22	Form of Floating Rate-Treasury Bill Rate Medium Term Note, Series B
**4.23	Officers' Certificate Establishing the Terms of the Medium Term Notes, Series B (incorporated by reference to the registrant's current report on Form 8-K filed January 28, 2003 (File No. 1-13251))
**4.24	Officers' Certificate Amending and Restating the Terms of the Medium Term Notes, Series B (incorporated by reference to the registrant's current report on Form 8-K filed January 11, 2005 (File No. 1-13251))
***5.1	Opinion of Robert S. Lavet, Esq.
*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
***23.1	Consent of Robert S. Lavet, Esq. (to be included in Exhibit 5.1)
***23.2	Consent of PricewaterhouseCoopers LLP
*24.1	Power of Attorney (included on the signature page to this registration statement)
***25.1	Statement of Eligibility of Trustee on Form T-1 of JPMorgan Chase Bank, National Association
***25.2	Statement of Eligibility of Trustee on Form T-1 of Deutsche Bank Trust Company Americas

*
Filed herewith.
**
Previously filed.
***
To be filed pursuant to an amendment or incorporated by reference.